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MERGE HEALTHCARE INCORPORATED
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This filing consists of (1) a press release announcing the entry by Merge Healthcare Incorporated (“Merge”) into a merger agreement with IBM and Datong Acquisition Corp.; (2) an email sent from Justin C. Dearborn, Chief Executive Officer of Merge, to Merge employees on August 6, 2015 and posted to Merge’s intranet; (3) an email sent to Merge customers on August 6, 2015 and posted on Merge’s website;  (4) a town hall slide presentation to Merge employees; and (5) talking points to be used by Merge management in connection with the town hall presentation.

Watson to Gain Ability to “See” with Planned $1B Acquisition of Merge Healthcare
Deal Brings Watson Technology Together with Leader in Medical Images

Armonk, NY and CHICAGO -- [August 6, 2015]:  IBM (NYSE: IBM) today announced that Watson will gain the ability to “see” by bringing together Watson’s advanced image analytics and cognitive capabilities with data and images obtained from Merge Healthcare Incorporated’s (NASDAQ: MRGE) medical imaging management platform.  IBM plans to acquire Merge, a leading provider of medical image handling and processing, interoperability and clinical systems designed to advance healthcare quality and efficiency, in an effort to unlock the value of medical images to help physicians make better patient care decisions.

Merge’s technology platforms are used at more than 7,500 U.S. healthcare sites, as well as most of the world’s leading clinical research institutes and pharmaceutical firms to manage a growing body of medical images.  The vision is that these organizations could use the Watson Health Cloud to surface new insights from a consolidated, patient-centric view of current and historical images, electronic health records, data from wearable devices and other related medical data, in a HIPAA-enabled environment.

Under terms of the transaction, Merge shareholders would receive $7.13 per share in cash, for a total transaction value of $1 billion.  The closing of the transaction is subject to regulatory review, Merge shareholder approval, and other customary closing conditions, and is anticipated to occur later this year.  It is IBM’s third major health-related acquisition – and the largest – since launching its Watson Health unit in April, following Phytel (population health) and Explorys (cloud based healthcare intelligence).

“As a proven leader in delivering healthcare solutions for over 20 years, Merge is a tremendous addition to the Watson Health platform.  Healthcare will be one of IBM’s biggest growth areas over the next 10 years, which is why  we are making a major investment to drive industry transformation and to facilitate a higher quality of care,” said John Kelly, senior vice president, IBM Research and Solutions Portfolio. “Watson’s powerful cognitive and analytic capabilities, coupled with those from Merge and our other major strategic acquisitions, position IBM to partner with healthcare providers, research institutions, biomedical companies, insurers and other organizations committed to changing the very nature of health and healthcare in the 21st century. Giving Watson ‘eyes’ on medical images unlocks entirely new possibilities for the industry.”

Teaching Watson to “See” Medical Images

The planned acquisition bolsters IBM’s strategy to add rich image analytics with deep learning to the Watson Health platform – in effect, advancing Watson beyond natural language and giving it the ability to “see.”  Medical images are by far the largest and fastest-growing data source in the healthcare industry and perhaps the world – IBM researchers estimate that they account for at least 90% of all medical data today – but they also present challenges that need to be addressed:
•	The volume of medical images can be overwhelming to even the most sophisticated specialists – radiologists in some hospital emergency rooms are presented with as many as 100,000 images a day[1].
•	Tools to help clinicians extract insights from medical images remain very limited, requiring most analysis to be done manually.
•	At a time when the most powerful insights come at the intersection of diverse data sets (medical records, lab tests, genomics, etc.), medical images remain largely disconnected from mainstream health information.

IBM plans to leverage the Watson Health Cloud to analyze and cross-reference medical images against a deep trove of lab results, electronic health records, genomic tests, clinical studies and other health-related data sources, already representing 315 billion data points and 90 million unique records.  Merge’s clients could compare new medical images with a patient’s image history as well as populations of similar patients to detect changes and anomalies. Insights generated by Watson could then help healthcare providers in fields including radiology, cardiology, orthopedics and ophthalmology to pursue more personalized approaches to diagnosis, treatment and monitoring of patients.

Cutting-edge image analytics projects underway in IBM Research’s global labs suggest additional areas where progress can be made.  They include teaching Watson to filter clinical and diagnostic imaging information to help clinicians identify anomalies and form recommendations, which could help reduce physician viewing loads and increase physician effectiveness.

“As Watson evolves, we are tackling more complex and meaningful problems by constantly evaluating bigger and more challenging data sets,” Kelly said. “Medical images are some of the most complicated data sets imaginable, and there is perhaps no more important area in which researchers can apply machine learning and cognitive computing.  That’s the real promise of cognitive computing and its artificial intelligence components – helping to make us healthier and to improve the quality of our lives.”

Watson Health and Merge Capabilities
Will Benefit Researchers, Clinicians and Individuals

IBM’s Watson Health unit plans to bring together Merge’s product and solution offerings with existing expertise in cognitive computing, population health, and cloud-based healthcare intelligence offerings to:

•	Offer researchers insights to aid clinical trial design, monitoring and evaluation;
•	Help clinicians to efficiently identify options for the diagnosis, treatment and monitoring a broad array of health conditions such as cancer, stroke and heart disease;
•	Enable providers and payers to integrate and optimize patient engagement in alignment with meaningful use and value-based care guidelines; and
•	Support researchers and healthcare professionals as they advance the emerging discipline of population health, which aims to optimize an individual’s care by identifying trends in large numbers of people with similar health status.

“Merge is widely recognized for delivering market leading imaging workflow and electronic data capture solutions,” said Justin Dearborn, chief executive officer, Merge. “Today’s announcement is an exciting step forward for our employees and clients.  Becoming a part of IBM will allow us to expand our global scale and deliver added value and insight to our clients through Watson’s advanced analytic and cognitive computing capabilities.”

“Combining Merge’s leading medical imaging solutions with the world-class machine learning and analytics capabilities of IBM’s Watson Health is the future of healthcare technology,” said Michael W. Ferro, Jr., Merge’s chairman. “Merge’s leading technology and proven expertise represent a unique combination of assets that will deliver unparalleled value to Watson Health clients. Together, we will unlock unprecedented new opportunities to improve patient diagnostics and deliver enhanced care.”

###

About Merge

Merge is a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare. Merge’s enterprise and cloud-based technologies for image intensive specialties provide access to any image, anywhere, any time. Merge also provides clinical trials software with end-to-end study support in a single platform and other intelligent health data and analytics solutions. With solutions that have been used by providers for more than 25 years, Merge is helping to reduce costs, improve efficiencies and enhance the quality of healthcare worldwide. For more information, visit merge.com and follow us @MergeHealthcare.

IBM Watson: Pioneering a New Era of Computing

Watson is the first commercially available cognitive computing capability representing a new era in computing. The system, delivered through the cloud, analyzes high volumes of data, understands complex questions posed in natural language, and proposes evidence-based answers. Watson continuously learns, gaining in value and knowledge over time, from previous interactions.

In January 2014, IBM launched the IBM Watson unit, a business dedicated to developing and commercializing cloud-delivered cognitive computing technologies. The move signified a strategic shift by IBM to deliver a new class of software, services and apps that improves by learning, and discovers insights from massive amounts of Big Data.  As part of the unit, the company has increased the number and diversity of cognitive computing services delivered to its partners, adding new beta Watson services in February 2015, and scalable deep learning APIs with the acquisition of AlchemyAPI in March 2015.

In April 2015, the company continued to build on its strengths in cognitive computing, analytics, security and cloud with the launch of IBM Watson Health and the Watson Health Cloud platform.  The new unit will help improve the ability of doctors, researchers and insurers to innovate by surfacing new insights from the massive amount of personal health data being created daily.  The Watson Health Cloud allows this information to be anonymized, shared and combined with a dynamic and constantly growing aggregated view of clinical, research and social health data.

About IBM

For more information on IBM Watson, visit: ibm.com/watson.  For more information on IBM Watson Health, visit: ibm.com/watsonhealth

Check out the IBM Watson press kit at: http://www-03.ibm.com/press/us/en/presskit/27297.wss

Join the conversation at #ibmwatson and #watsonhealth.   Follow Watson on Facebook and see Watson on YouTube and Flickr.

Learn more about this story at: http://asmarterplanet.com/blog/2015/08/seeing-believing-bringing-cognitive-image-analytics-healthcare.html

Footnote:  1 – IBM Research estimate

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between IBM and Merge, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Merge’s future expectations, beliefs, goals, or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Merge’s operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Merge may be difficult; IBM and Merge are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC, and Merge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC. IBM and Merge assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Merge by IBM. In connection with the proposed acquisition, Merge intends to file relevant materials with the SEC, including Merge’s proxy statement in preliminary and definitive form. STOCKHOLDERS OF MERGE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MERGE’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free at Merge’s Investor Relations web site, http://www.merge.com/Company/Investors.aspx. Such documents are not currently available.

Participants in Solicitation

IBM and its directors and executive officers, and Merge and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Merge common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015. Information about the directors and executive officers of Merge is set forth in the proxy statement for Merge’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.

Media Contacts

For IBM Watson Health

Christine Douglass
415-535-4479 (mobile)
cgdouglass@us.ibm.com

For Merge Healthcare

Michael R. Klozotsky
Vice President, Corporate Marketing
312.946.2535
michael.klozotsky@merge.com

Bryan Locke/Jenny Gore/Mike DeGraff
312.895.4700

###

To: All Merge Employees
From: Justin Dearborn
Subject: IBM to Acquire Merge Healthcare

Merge Employees,

Today we announced that we have entered into a definitive agreement under which IBM will acquire Merge Healthcare for $7.13 per share in cash.  Through this transaction, which values Merge at more than $1 billion, Merge will become part of the IBM Watson Health unit.  The plan is for the Merge management team to remain in place following closing.  A copy of the press release issued this morning is attached.

This is an exciting opportunity for our company and an important step forward in our history.  Combining our strengths as a leader in healthcare imaging with IBM’s powerful Watson Health Cloud cognitive and analytic capabilities will enable us to expand the reach and effectiveness of our solutions.
The vision is that healthcare organizations could use the Watson Health Cloud to surface new insights from a consolidated, patient-centric view of current and historical images, electronic health records, data from wearable devices and other related medical data, in a HIPAA-enabled environment.  Additionally, we expect to benefit from the ample resources IBM can offer to support the continued growth and development of our business and create new opportunities for our employees.

Today’s announcement is a testament to your hard work and the accomplishments we have achieved.  IBM recognizes the strength of our position in the marketplace and the momentum our team has worked to create.  In working with the IBM team over the past several weeks, it has become abundantly clear that they deeply value our track record of innovation and talented employees.

It’s important to note that today’s announcement is just the first step in the process and the transaction is subject to regulatory review and shareholder approval.  Until the transaction closes, which we expect will be later this year, we will remain an independent company and it is business as usual.  It is important that we all remain committed to helping meet our customers’ needs.

Please join me at 11:00 AM CT today for an all-company town hall, where I will discuss this news in further detail and answer your questions.  You will also have an opportunity to hear from IBM Watson Health leaders at this meeting, who will share more information about IBM and their Watson Health strategy.  A separate invitation will follow.

This news may generate attention from external audiences.  Should you receive any inquiries, please direct them to Michael Klozotsky at (312) 946-2535.

It is truly a great time to be a part of Merge and I personally look forward to exploring the many opportunities that lay ahead.  As always, thank you for your continued hard work and commitment.

Regards,

Justin Dearborn
President and Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

Statements included in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, the failure to obtain shareholder approval or the failure to satisfy other closing conditions necessary to complete the Merger. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in Merge’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015. Merge undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Merge’s ability to complete the Merger is dependent upon shareholder approval and other closing conditions, not all of which are within the control of Merge or IBM.

Additional Information and Where to Find It

This communication relates to the proposed acquisition of Merge Healthcare by IBM.  Merge Healthcare intends to file materials with the SEC about the acquisition, including a proxy statement in preliminary and definitive form.  SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free at Merge’s Investor Relations web site, http://www.merge.com/Company/Investors.aspx. Such documents are not currently available.

Participants in the Solicitation

IBM and its directors and executive officers, and Merge Healthcare and its directors and executive officers, may be deemed to be participants in proxy solicitation from holders of Merge Healthcare common and preferred stock with respect to the proposed transaction.  Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015.  Information about the directors and executive officers of Merge Healthcare is set forth in the proxy statement for Merge Healthcare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015.  Investors may obtain additional information absent the interest of such participants in the definitive proxy statement regarding the acquisition when it becomes available.

To: All Merge Customers
From: Justin Dearborn
Subject: IBM to Acquire Merge Healthcare

Valued Customer,

We are very pleased to share some exciting news with you.  Earlier today we announced that we have entered into a definitive agreement under which IBM will acquire Merge Healthcare.  Through this transaction, Merge will become part of the IBM Watson Health unit.  The plan is for the Merge management team to remain in place following closing.  A copy of the press release issued this morning is attached, but I wanted to take this opportunity to tell you about the news directly and what it means for you.

Combining our strengths as a leader in healthcare imaging with IBM’s powerful Watson Health Cloud cognitive and analytic capabilities will enable us to expand the reach and effectiveness of our solutions.  The vision is that healthcare organizations could use the Watson Health Cloud to surface new insights from a consolidated, patient-centric view of current and historical images, electronic health records, data from wearable devices and other related medical data, in a HIPAA-enabled environment.

Additionally, we expect to benefit from the ample resources IBM can offer to support the continued growth and development of our business.  In short, as a result of this transaction, Merge products will only become better and you will benefit from continued innovation to support your medical imaging needs.

I want to assure you that you can continue to expect the same level of service that you have come to rely on from Merge.  Importantly, IBM will continue to support the Merge platform, and will continue to honor all existing contracts and agreements.

While we are very excited about today’s news, this announcement is just the first step in the process.  The transaction is subject to regulatory review and shareholder approval.  Until the transaction closes, which we expect will be later this year, we will remain an independent company, and it is business as usual.  We remain focused, as we always have, on execution and results, and will continue to deliver the innovation and support that you have come to expect from us.

We’ll stay in touch as future developments take place, and we look forward to continuing to serve you.

Please do not hesitate to contact your Merge account manager with any questions.

Best regards,

Justin Dearborn
President and Chief Executive Officer

Additional Information and Where to Find It

This communication relates to the proposed acquisition of Merge Healthcare by IBM.  Merge Healthcare intends to file materials with the SEC about the acquisition, including a proxy statement in preliminary and definitive form.  SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Merge Healthcare by contacting Merge Healthcare Investor Relations at (312) 946-2535 or Michael.Klozotsky@merge.com.  Such documents are not yet available.

Participants in the Solicitation

IBM and its directors and executive officers, and Merge Healthcare and its directors and executive officers, may be deemed to be participants in proxy solicitation from holders of Merge Healthcare common and preferred stock with respect to the proposed transaction.  Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015.  Information about the directors and executive officers of Merge Healthcare is set forth in the proxy statement for Merge Healthcare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015.  Investors may obtain additional information absent the interest of such participants in the definitive proxy statement regarding the acquisition when it becomes available.

 IBM to Acquire Merge Healthcare Town Hall MeetingAugust 6, 2015   1  Copyright 2015 Merge Healthcare. Internal Use Only.

 Cautionary Note Regarding Forward-Looking Statements  Statements included in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, the failure to obtain shareholder approval or the failure to satisfy other closing conditions necessary to complete the Merger. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in Merge’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015. Merge undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Merge’s ability to complete the Merger is dependent upon shareholder approval and other closing conditions, not all of which are within the control of Merge or IBM.  Copyright 2015 Merge Healthcare. Internal Use Only.

 An Exciting Day for Merge  IBM to acquire Merge for $7.13 per share, in a transaction valued at approximately $1 billionBrings together Merge’s leadership in healthcare imaging with IBM’s powerful Watson Health Cloud cognitive and analytic capabilities IBM’s ample resources will support the continued growth and development of Merge’s business and create new opportunities for employeesAfter close, Merge to operate as part of the IBM Watson Health unit  Copyright 2015 Merge Healthcare. Internal Use Only.  3  Testament to innovation, performance and accomplishments driven by YOU

 Better Together  Broad access to valuable healthcare imaging dataDeep employee domainLeading industry technology and expertiseStrong reputationLarge and diverse customer base  Powerful Watson Health Cloud cognitive platformAccess to additional resourcesBroad scale and expertise across numerous industries  Copyright 2015 Merge Healthcare. Internal Use Only.  4  Well-positioned to help improve population health management and benefit patients

 Aligned with Current Healthcare Landscape  5          Providers and patients demand more effective diagnostics  Payers seek improved outcomes-based reimbursement  Growing need for image management and image sharing solutions  Copyright 2015 Merge Healthcare. Internal Use Only.  Better positioned to meet our customers’ needs

 Significantly Enhancing Our Scale   Copyright 2015 Merge Healthcare. Internal Use Only.  6  Providers are getting biggerAscensionDignityAdvocate/NorthShore  As providers grow in size, vendors need to scaleIBM’s vast resources and tremendous track record of success will allow us to gain further penetration with our broad array of capabilities

 IBM Watson Health  Copyright 2015 Merge Healthcare. Internal Use Only.  7

   Copyright 2015 Merge Healthcare. Internal Use Only.  Existing systems of care, wellness, and support, must come together with technology, data, and expertise to help people live healthier and more productive lives.

   IBM Watson Health  Copyright 2015 Merge Healthcare. Internal Use Only.  Enable health systems to empower people to make better decisions about health.

         Watson Health Cloud  Copyright 2015 Merge Healthcare. Internal Use Only.  10  Standards-based, massively scalable, open repository of data on all dimensions of health for research   From IBM, an ecosystem of partners, improves the overall experience and increases the quality of healthcare   Knowledge and actionable information through advanced analytics and cognitive capabilities  Insights as a Service  Solutions  Data

 Why Medical Imaging for Watson Health?  Copyright 2015 Merge Healthcare. Internal Use Only.  11    IBM Watson Health brings together disparate sources of health data. The vision is that healthcare organizations could use the Watson Health Cloud to surface new insights from a consolidated, patient-centric view of current and historical images, electronic health records, data from wearable devices and other related medical data, in a HIPAA-enabled environment.IBM will be bringing Watson's advanced image analytics and cognitive capabilities to Merge’s medical imaging management platform.

 Watson Health and Merge Capabilities  Merge is a leader in medical imaging and will add more holistic view of healthWatson Health brings incredible technology and broader sources of data to enhance Merge platform The vision is that healthcare organizations could use the Watson Health Cloud to surface new insights from a consolidated, patient-centric view of current and historical images, electronic health records, data from wearable devices and other related medical data, in a HIPAA-enabled environment  Copyright 2015 Merge Healthcare. Internal Use Only.  12

 Solutions  Population HealthManagement  ConditionSpecific Care  Healthand Wellness  Social Programs  Real World Evidence  Watson Analytics            DiscoverySolutions
 Conclusion  Copyright 2015 Merge Healthcare. Internal Use Only.

 What This Means for You  Transaction is about driving growthEmployees will benefit from being part of a stronger company better-positioned to competeIBM recognizes the strength of our position and respects our talented teamAfter close, Merge to operate as part of the IBM Watson Health unit  Copyright 2015 Merge Healthcare. Internal Use Only.

 Next Steps  This transaction is subject to regulatory review, Merge shareholder approval and satisfaction of customary closing conditions; expected to close later this yearUntil then, Merge and IBM will operate as separate companies“Business as usual” – meeting our customers’ needs remains our highest priorityAfter close, IBM and Merge will work closely together to ensure a smooth transition  Copyright 2015 Merge Healthcare. Internal Use Only.

 Questions  Copyright 2015 Merge Healthcare. Internal Use Only.  17

 Additional Information and Where to Find It  This communication relates to the proposed acquisition of Merge Healthcare by IBM. Merge Healthcare intends to file materials with the SEC about the acquisition, including a proxy statement in preliminary and definitive form. SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Merge Healthcare by contacting Merge Healthcare Investor Relations at (312) 946-2535 or Michael.Klozotsky@merge.com. Such documents are not yet available.  Copyright 2015 Merge Healthcare. Internal Use Only.

 Participants in the Solicitation  IBM and its directors and executive officers, and Merge Healthcare and its directors and executive officers, may be deemed to be participants in proxy solicitation from holders of Merge Healthcare common and preferred stock with respect to the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015. Information about the directors and executive officers of Merge Healthcare is set forth in the proxy statement for Merge Healthcare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015. Investors may obtain additional information absent the interest of such participants in the definitive proxy statement regarding the acquisition when it becomes available.  Copyright 2015 Merge Healthcare. Internal Use Only.

Justin Dearborn

SLIDE 1: Cover slide

•	Good morning. Thanks to everyone for joining me on short notice today.

•	By now you have heard the exciting news that we’ve entered into an agreement to be acquired by IBM.

•	You should have received the note from me earlier this morning, along with a copy of the press release, but it was important for me to speak with you all personally about why we are so excited about this announcement and what it means for you.

•	Joining me today is Dave Liederbach, General Manager of IBM Watson Health. In a few minutes he will provide you with his perspective on why Merge is a great fit for their business and some color on the opportunities that lay ahead.

•	After that, we’ve allotted time to take some of your questions.

SLIDE 2: Cautionary Note Regarding Forward-Looking Statements

[Flip through]

SLIDE 3: an exciting day for merge

•	So, I’d like to start by telling you how excited we are about this important next step in our history.

•	By combining our strengths as a leader in healthcare imaging with IBM’s powerful Watson Health Cloud cognitive and analytic capabilities, we will be able to significantly expand the reach and effectiveness of our solutions.

•	The vision is that healthcare organizations could use the Watson Health Cloud to surface new insights from a consolidated, patient-centric view of current and historical images, electronic health records, data from wearable devices and other related medical data, in a HIPAA-enabled environment.

•	Additionally, we expect to benefit from the ample resources IBM can offer to support the continued growth and development of our business and create new opportunities for our employees.

•	Through this transaction, Merge will become part of the IBM Watson Health unit, and the plan is for the Merge management team to remain in place following closing.

•	You all have a lot to be proud of. Each of you is playing an important role in building this great company, and today is truly a testament to the track record of innovation, strong performance and many accomplishments that all of you have been so instrumental in driving.

SLIDE 4: better together

•	Moving to slide three. Let me share my thoughts on why this transaction makes so much sense for Merge, and why I am confident that IBM is an excellent partner for us.

•	Merge offers IBM broad access to our valuable database of healthcare imaging as well as advanced technology, a solid team with deep industry expertise, a strong reputation built on over 25 years of familiarity and trust with doctors and other key influencers, and a large and diverse customer base.

•	As one of the most well-known technology and consulting companies in the world, IBM is an ideal partner for us.

•	IBM’s powerful Watson Health Cloud cognitive platform is a tremendous resource to leverage our vast imaging database and significantly enhance our solutions. Dave will share more color on Watson Health Cloud and the opportunities ahead in just a few minutes.

•	Importantly, IBM Watson Health’s vision is aligned with Merge. Like us, IBM Watson Health is striving to expand the reach and effectiveness of healthcare insight solutions through innovative solutions based on medical imaging and other data sources, with applied cognitive analytics to derive deeper insights.

•	And as I mentioned earlier, IBM brings broad scale and additional financial strength, which will support our continued growth as a business.

•	With IBM as a partner, we are better positioned to compete and win, and have greater opportunities than we would as a standalone company.

•	Together, Merge and IBM are well-positioned to improve population health management and benefit patients.

SLIDE 5: aligned with current healthcare landscape

•	From an industry perspective, this combination is well-aligned with the evolving needs of our customers.

•	Providers and patients are increasingly demanding more effective diagnostic solutions and payers are constantly seeking ways to increase the cost efficiency of reimbursements while also improving patient outcomes.

•	These two trends are converging to create a growing need for image management and image sharing solutions.

•	With IBM, we will have the resources, scale and technology platform necessary to meet these growing demands.

SLIDE 6: significantly enhancing our scale

•	The other piece where this transaction dramatically helps Merge is in terms of scale.

•	Increasingly, healthcare providers are consolidating and growing in size.

•	As this trend continues, the onus is on vendors like Merge to grow with our customers.

•	IBM’s vast resources and tremendous track record of success will allow us achieve the scale necessary to gain further penetration and market reach for our broad array of capabilities and solutions.

•	With that, I’d like to turn it over to Dave.

DAVE LIEDERBACH

SLIDES 7-13: IBM slides

Justin Dearborn

Slide 14: CONCLUSION

•	Thanks, Dave.

•	Before we take your questions, let me spend a few minutes addressing what this news means for you and next steps.

Slide 15: what this means for you

•	I’m sure that many of you are wondering what this all means exactly for Merge employees. I want to assure you that this transaction is centered on driving growth.

•	We believe that Merge employees will benefit from being part of a stronger company that is better positioned to compete within the evolving healthcare imaging marketplace.

•	As Dave highlighted earlier, one of the most valuable pieces of this transaction for IBM is our talented team.

•	The strength of our position and the momentum we have achieved has all been possible thanks to the efforts of the Merge team around the world.

•	IBM recognizes that and deeply values our track record of innovation and talented employees.

•	After the transaction closes, Merge will become part of the IBM Watson Health unit. The plan is for the Merge management team to remain in place following closing.

SLIDE 16: next steps

•	Importantly, today’s news is just the first step in the process. While we expect the transaction to close later this year, it is subject to regulatory review and shareholder approval.

•	Until then, Merge and IBM will operate as separate companies and it remains business as usual.

•	That means meeting our customers’ needs remains our highest priority. I’m counting on all of you to stay focused on your day-to-day responsibilities.

•	Over the coming weeks and months, IBM and Merge will work together to ensure a smooth transition.

•	I can assure you, we’ll do our best to keep you informed as we move through the process.

•	Again, I want to reiterate how excited we are about this combination and thank each of you for playing an important role in making today’s announcement possible.

•	This is a very exciting time to be a part of Merge, and I firmly believe that this transaction presents a compelling opportunity for employees like you to become a part of a bigger, stronger company.

•	As always, thank you for your continued support and commitment to the success of Merge.

SLIDE 17: questions

•	With that, we’ll now take some time to answer as many questions as we can.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, the failure to obtain shareholder approval or the failure to satisfy other closing conditions necessary to complete the Merger. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in Merge’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015. Merge undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Merge’s ability to complete the Merger is dependent upon shareholder approval and other closing conditions, not all of which are within the control of Merge or IBM.

Additional Information and Where to Find It

This communication relates to the proposed acquisition of Merge Healthcare by IBM.  Merge Healthcare intends to file materials with the SEC about the acquisition, including a proxy statement in preliminary and definitive form.  SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free at Merge’s Investor Relations web site, http://www.merge.com/Company/Investors.aspx. Such documents are not currently available.

Participants in the Solicitation

IBM and its directors and executive officers, and Merge Healthcare and its directors and executive officers, may be deemed to be participants in proxy solicitation from holders of Merge Healthcare common and preferred stock with respect to the proposed transaction.  Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015.  Information about the directors and executive officers of Merge Healthcare is set forth in the proxy statement for Merge Healthcare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015.  Investors may obtain additional information absent the interest of such participants in the definitive proxy statement regarding the acquisition when it becomes available.